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                                                                    EXHIBIT 10.7


                             EMPLOYMENT AGREEMENT
                             --------------------

          THIS EMPLOYMENT AGREEMENT (the "Agreement") is made as of this 1st day of January, 1998, by and among ORC PROTEL, INC., a Delaware Corporation (the "Company"), OPINION RESEARCH CORPORATION, a Delaware Corporation ("ORC") and Ruth Wolf (the "Executive").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, ORC and the Company have recently purchased telemarketing assets for the Company's use and have entered into certain agreements relating thereto; and

          WHEREAS, the Company believes that it would benefit from the application of the Executive's particular and unique skill, experience and background in the telemarketing business to the management and operation of the Company, and wishes to employ the Executive as a senior executive officer of the Company; and

          WHEREAS, the parties desire by this Agreement to set forth the terms and conditions of the employment relationship between the Company and the Executive.
          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants in this Agreement, the Company and the Executive agree as follows:

1.        Employment and Duties.
          ---------------------

          (a) The Company hereby employs the Executive as a senior executive officer on the terms and conditions provided in this Agreement and the Executive agrees to accept such employment subject to the terms and conditions of this Agreement. The Executive shall serve as the Company's Chief Executive Officer
(CEO), shall serve as a member of the Board of Directors of the Company (the "Board"), and shall serve as one of the members of the "World-Wide Managing Board" of ORC. The Executive shall have responsibility for the day-to-day
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decisions on the management and operation of the business and the management of the employees and the facilities of the Company, execute the policy and direction of the Company, as well as such other executive duties and responsibilities, as shall from time to time be determined by the Board.

          (b) The Executive agrees to devote her best efforts and substantially all of her time, attention, energy and skill to performing her duties hereunder. Provided that such activities shall not violate any provision of this Agreement or materially interfere with the performance of her duties hereunder, nothing herein shall prohibit the Executive (i) from engaging in charitable, civic, fraternal, or trade group activities, (ii) from writing academic, trade or mainstream papers or other publishable books, or (iii) from investing her assets in other entities or business ventures.

          (c) Without the Company's prior consent, the Executive shall not obtain goods or services or otherwise deal on behalf of the Company with any business or entity in which the Executive or a member of her family has a financial interest or from which the Executive or a member of her immediate family may derive a financial benefit as a result of such transaction, except that this prohibition shall not apply to any public company in which the Executive or a member of her family owns less than one percent of the outstanding stock.

2.        Term.  The term of this Agreement shall commence on the date
          ----
hereof and shall terminate on December 31, 2000 (the "Term"), unless extended by mutual agreement of the parties or earlier terminated in accordance with the terms of this Agreement.

3.        Compensation.  As compensation for performing the services required by
          ------------
this Agreement, the Company shall pay to the Executive an annual salary ("Annual Salary") of One Hundred Fifty Thousand Dollars ($150,000) payable in equal installments pursuant to the Company's customary payroll procedures in effect for its executive personnel at the time of payment, but in no event less frequently than monthly, subject to withholding for applicable
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federal, state, and local taxes. The Executive shall not be entitled to additional compensation for serving on the Board or any other ORC board on which the Executive may be asked to serve. The Executive's Annual Salary shall not be reduced during the Term of this Agreement. The Executive's performance and automobile allowance shall be reviewed annually by the Chairman of ORC no later than March for the preceding year, it being understood that there shall be no obligation to increase Executive's compensation as a result of such review.

4.        Executive Benefits.  During the term of this Agreement the Executive
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and his eligible dependents shall have the right to participate in any retirement plans (qualified and non-qualified), pension, insurance, health, disability or other benefit plan or program that has been or is hereafter adopted by the Company (or in which the Company participates), according to the terms of such plan or program.

5.        Vacation and Leaves of Absence.  The Executive shall be entitled to 20
          ------------------------------
vacation days during each calendar year, prorated for 1997 based on the number of days during which the Executive was employed by the Company. Any vacation days that are not taken in a given calendar year shall not accrue or carry over from year to year. Upon any termination of this Agreement for any reason whatsoever, accrued and unused vacation for the year in which this Agreement terminates will be paid to the Executive within 10 days of such termination based on her Annual Salary in effect on the date of such termination. In addition, the Executive may be granted leaves of absence with or without pay for such reasons as the Board in its sole and absolute discretion may determine, and is entitled to the same sick leave and holidays provided to other senior executive officers of the Company.

6.        Expenses.
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          (a)  Business Expenses.  The Executive shall be promptly reimbursed
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against presentation of vouchers or receipts for all reasonable and necessary expenses (other than
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expenses related to the use of an automobile) incurred by him in connection with the performance of business-related duties.

          (b) Automobile Expense.  During the term of this Agreement, in order
              ------------------
to facilitate the performance of the Executive's duties hereunder, and otherwise for the convenience of the Company, the Company shall provide the Executive with an automobile allowance of $7,500 per year, prorated for 1997 based on the number of days during which the Executive was employed by the Company.

7.        Corporate Structure and Operation.  For the term of this agreement:
          ---------------------------------

          (a) The Shareholders of the Company will cause the Company to have a six member Board, of which Ruth Wolf, Allen Wolf and Janice Katz will be three.

          (b) As long as the Company is managed diligently, in conformance with good business practices and is meeting expected levels of financial performance, consistent with the strategic direction and policies instituted by the Chairman and Vice-Chairman of ORC, the Company will be directed and controlled by its Board in all matters without interference from ORC.

          (c) A difference of opinion between any shareholder of the Company and the Executive on policy or the method or manner in which to operate, manage or guide the Company will not be deemed "cause" for purposes of Paragraph 8 below.

8.        Termination and Termination Benefits.
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          (a) Termination by the Company For Cause.  The Company may terminate
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this Agreement prior to its expiration date for "cause".  In such event, the
Executive shall be paid for her services hereunder only her Annual Salary up to the effective date of such termination. For purposes of this Section 8(a), "cause" shall mean (i) an act of dishonesty by the Executive constituting a felony or resulting or intended to result in gain to, or personal enrichment of, the Executive at Company's expense, (ii) the engaging by the Executive in misconduct which is
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demonstrably injurious to the Company, (iii) the refusal of the Executive substantially to perform her duties hereunder, (iv) the violation of any reasonable express direction of the Board or of any reasonable rule, regulation, policy or plan established by the Company from time to time which governs the Executive in the performance of her work, (v) the use by the Executive of any illegal substance, or the use by the Executive of alcohol or any controlled substance to an extent that it interferes with the performance of the Executive's duties under this Agreement, and (vi) the substantial breach by the Executive of her obligations in this Agreement.

          (b) Disability.  The Company may terminate this Agreement due to
              ----------
illness, physical or mental disability, or other incapacity, in accordance with the Company's disability practices and policies in effect from time to time.

          (c) Termination by the Executive.  The Executive may terminate this
              ----------------------------
Agreement upon 30 days' written notice to the Company (during which period the Executive shall, if requested in writing by the Company, continue to perform her duties as specified under this Agreement). In such event, the Executive shall be paid only her Annual Salary for her services hereunder up to the effective date of such notice.

          (d) Death Benefit.  Notwithstanding any other provision of this
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Agreement, this Agreement shall terminate on the date of the Executive's death.
In such event the Executive's estate shall be paid her Annual Salary for the remainder of the month in which such termination occurs.

9.        Prior Agreements, Conflicts of Interest.  The Executive represents
          ---------------------------------------
to Company (a) that there are no restrictions, agreements or understandings, oral or written, to which the Executive is a party or by which the Executive is bound that prevent or make unlawful the Executive's execution or performance of this Agreement; (b) none of the information supplied by the Executive to Company or any representative of Company in connection with the Executive's employment by Company misstated a material fact or omitted information necessary to make the
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information supplied not materially misleading; and (c) except for those relationships set forth in Schedule 6(r) of the Asset Purchase Agreement of even date herewith, the Executive does not have any business or other relationship that creates a conflict between the interests of the Executive and the Company.

10.       ORC as Surety.  It is hereby agreed that ORC shall guarantee the
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obligations of the Company to the Executive as surety.

11.       Miscellaneous.
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          (a) Integration; Amendment.  This Agreement constitutes the entire
              ----------------------
agreement between the parties hereto with respect to the employment matters set forth herein. No amendments or additions to this Agreement shall be binding unless in writing and signed by all parties hereto.

          (b) Severability.  If any part of this Agreement is contrary to,
              ------------
prohibited by, or deemed invalid under applicable law or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited, or invalid, but the remainder of this Agreement shall not be invalid and shall be given full force and effect so far as possible.

          (c) Waivers.  The failure or delay of any party at any time to require
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performance by the other party of any provision of this Agreement, even if known, shall not affect the right of such party to require performance of that provision or to exercise any right, power, or remedy hereunder, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power, or remedy under this Agreement. No notice to or demand on any party in any case shall, of itself, entitle such party to the other or further notice or demand in similar or other circumstances.

          (d) Burden and Benefit.  This Agreement shall be binding upon and
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inure to the benefit of the parties hereto and their respective successors and, assigns.
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          (e) Governing Law; Headings.  This Agreement and its construction,
              -----------------------
performance, and enforceability shall be governed by, and construed in accordance with, the laws of the State of Illinois. Headings and titles herein are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

          (f) Notices. All notices, requests, demands and other communications
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required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when delivered (personally, by courier service such as Federal Express, or by other messenger or by facsimile transmission and followed promptly by mail) or four days following the day when deposited in the United States mails, registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

                    If to the Executive:

                    Ruth Wolf
                    1320 Prestwick Drive
                    Schereville, IN  46375

                    With a copy to:

                    Roy W. Sears, Esq.
                    Eckhart, McSwain, Silliman & Sears
                    21 S. Clark Street, Suite 3160
                    Chicago, IL  60603
                    Fax #: 312-236-0646

                    If to the Company or ORC:

                    Opinion Research Corporation
                    23 Orchard Road
                    Skillman, New Jersey 08558
                    Attention: Dr. Michael R. Cooper, CEO
                    Fax #: 908-281-5105

                    With a copy to:

                    David Gitlin, Esq.
                    Wolf, Block, Schorr and Solis-Cohen LLP
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                    Twelfth Floor Packard Building
                    S.E. Corner 15th and Chestnut Streets
                    Philadelphia, PA  19102-2678
                    Fax #: 215-977-2346

          Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                              ORC PROTEL, INC.



                              By:       /s/ Michael R. Cooper
                                  ----------------------------------


                              OPINION RESEARCH CORPORATION


                              By:       /s/ Michael R. Cooper
                                  ----------------------------------


                              EXECUTIVE

                                /s/ Ruth R. Wolf
                               -------------------------------------
                               Ruth Wolf